Exhibit 5.1

August 15, 2022

IMAC Holdings, Inc.

1605 Westgate Circle

Brentwood, Tennessee 37027

Ladies and Gentlemen:

We are acting as counsel for IMAC Holdings, Inc., a Delaware corporation (the “Company”), in connection with the offering of 5,164,474 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), that may be sold pursuant to a Registration Statement on Form S-3 (Registration Statement No. 333-237455) (the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on March 27, 2020, and declared effective by the Commission on April 3, 2020, the related prospectus included within the Registration Statement (the “Base Prospectus”), and the prospectus supplement, dated August 12, 2022, and to be filed with the Commission pursuant to Rule 424(b)(5) of the Rules and Regulations of the Act (the “Prospectus Supplement”). The Base Prospectus and the Prospectus Supplement are together referred to as the “Prospectus.” The Shares are to be sold as described in the Registration Statement and the Prospectus.

We have reviewed and are familiar with such documents, corporate proceedings and other matters as we have considered relevant or necessary as a basis for the opinions in this letter. Based on the foregoing, we are of the opinion that the shares of Common Stock being offered by the Company and which are being registered in the Registration Statement have been duly authorized, and when distributed and sold in the manner referred to in the Registration Statement and the Prospectus, and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed by the Company with the Commission on the date hereof and the incorporation thereof in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Olshan Frome Wolosky LLP
Olshan Frome Wolosky LLP